                                                                   EXHIBIT 10.30


***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[***]") OR OTHERWISE IDENTIFIED HAVE BEEN OMITTED PUSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***


[FIRST UNION LETTERHEAD]                   April 22, 1998

Global Imaging Systems, Inc.
13902 N. Dale Mabry, Suite 300
Tampa, Florida 33618

Attention:     Ray Schilling
               Chief Financial Officer

     Re:       Commitment for Arrangement of Facility and Financing
               ----------------------------------------------------

Dear Ray:

     You have advised us that Global Imaging Systems, Inc. (the "Company") seeks financing for itself and its material subsidiaries (collectively, on a joint and several basis, the "Borrowers"), to refinance certain existing indebtedness, for ongoing working capital requirements and other general corporate purposes of the Borrowers, including permitted acquisitions. Attached hereto is a Summary of Terms and Conditions (the "Term Sheet") describing the general terms and conditions for an aggregate $175 million senior secured revolving credit facility (the "Facility").

     Based upon and subject to the terms and conditions set forth herein, in the Term Sheet and in the fee letter of even date (the "Fee Letter"), First Union National Bank ("First Union") is pleased to advise you of its commitment to provide the Facility in favor of the Borrowers and act as Administrative Agent in respect thereof. Although First Union is committing to provide the entire Facility on the terms set forth herein and in the Term Sheet and Fee Letter, First Union expects to act as Administrative Agent for a syndicate of financial institutions (collectively, the "Lenders") to provide a portion of the Facility. First Union Capital Markets Group, a division of Wheat First Securities, Inc. ("Capital Markets"), hereby agrees to act as Arranger for the Facility in connection with any such syndication.

     The commitments of First Union and Capital Markets hereunder are based upon the financial and other information regarding the Company and its subsidiaries previously provided to First Union and Capital Markets. Accordingly, the commitments hereunder are subject to the condition, among others, that (i) there shall not have occurred after March 31, 1998 any material adverse change in the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Company or its subsidiaries taken as a whole,
(ii) First Union and Capital Markets continue to be satisfied with the business, assets, liabilities (actual or contingent), operations and condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, (iii) the information concerning the Company and its subsidiaries shall not differ in any material respect from the information previously provided to First Union and Capital Markets by or on behalf of the Company, (iv) the determination of First Union and Capital Markets that, prior

Global Imaging Systems, Inc.
Page 2

to and during the primary syndication of the Facility, there shall be no competing issuance of debt, securities or commercial bank facilities of the Company or any of its subsidiaries being offered, placed or arranged (other than the Initial Public Offering as set forth in the Term Sheet) except with the prior written consent of First Union and Capital Markets and (v) First Union and Capital Markets shall have completed, to their satisfaction, all legal, business and other due diligence review of the business, assets, liabilities, operations and condition (financial or otherwise) of the Company and its subsidiaries. Further, the commitments of First Union and Capital Markets are subject to there not having occurred any material disruption or adverse change in the financial, banking or capital markets that could, in the reasonable judgment of First Union or Capital Markets, materially impair the syndication of the Facility.

     You agree to actively assist Capital Markets (including after the closing of the Facility) in achieving a syndication of the Facility that is satisfactory to Capital Markets and you. Such syndication may be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of the Company and its subsidiaries, and the proposed syndicate members. To assist Capital Markets in the syndication efforts you hereby agree (i) to provide and cause your advisors to provide Capital Markets and the other syndicate members upon request with all information deemed reasonably necessary by Capital Markets to complete the syndication, including but not limited to information and evaluations prepared by you and any of your subsidiaries and their advisors, or on their behalf, relating to the transactions comtemplated hereby, (ii) to assist Capital Markets upon its reasonable request in the preparation of an Information Memorandum to be used in connection with the syndication of the Facility and (iii) to otherwise assist Capital Markets in its syndication efforts, including making officers and advisors of the Company and its subsidiaries available from time to time to attend and make presentations regarding the business and prospects of the Company and its subsidiaries, as appropriate, at a meeting or meetings of Lenders or prospective Lenders.

     It is understood and agreed that Capital Markets, after consultation with you, will manage and control all aspects of the syndication, including decisions as to the selection of proposed Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders.

     You agree to afford First Union and its affiliates an opportunity to offer proposals to provide, arrange, underwrite or administer (i) any interest rate caps, currency swaps or other hedging transactions to be entered into by you or any of your subsidiaries or affiliates, (ii) any cash management, funds transfer, trade, corporate trust and securities services to be obtained by you or any of your subsidiaries or affiliates and (iii) any public or private debt or equity instruments or securities to be issued by you or any of your subsidiaries or affiliates.

     You hereby represent and covenant that to the best of your knowledge (i) all information, other than Projections (as defined below), which has been or is hereafter made available to First Union, Capital Markets or the Lenders by you or any of your representatives in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material
         -----------
respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading and (ii) all financial projections concerning the Company and its subsidiaries that have

Global Imaging Systems, Inc.
Page 3

been or are hereafter made available to First Union, Capital Markets or the Lenders by you (the "Projections") have been or will be prepared in good faith
                     -----------
based upon reasonable assumptions. You agree to supplement the Information and the Projections from time to time until the closing date so that the representation and warranty in the preceding sentence is correct on the closing date. In arranging and syndicating the Facility, First Union and Capital Markets will be using and relying on the Information and the Projections.

     By executing this letter agreement, you agree to reimburse First Union and Capital Markets from time to time on demand for all reasonable out-of-pocket fees, syndication expenses and other expenses (including, but not limited to, the reasonable fees, disbursements and other charges of Kennedy Covington Lobdell & Hickman, L.L.P., as counsel to First Union and Capital Markets, and professional fees of any local counsel and other consultants) incurred in connection with the Facility, including the preparation of definitive documentation for the Facility and the other transactions contemplated hereby.

     By executing this letter agreement, you further agree to indemnify and hold harmless First Union, Capital Markets, each other Lender and each director, officer, employee, attorney and affiliate of First Union, Capital Markets and each other Lender (each such person or entity referred to hereafter in this paragraph as an "Indemnified Person") from any losses, claims, costs, damages,
                 ------------------
expenses or liabilities (or actions, suits or proceedings, including any inquiry or investigation, with respect thereto) to which any Indemnified Person may become subject, insofar as such losses, claims, costs, damages, expenses or liabilities (or actions, suits, or proceedings, including any inquiry or investigation, with respect thereto) arise out of, in any way relate to, or result from, this letter, the Facility or the other transactions contemplated hereby and thereby and to reimburse upon demand each Indemnified Person for any and all legal and other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, cost, damage, expense or inquiry or investigation, with respect thereto; provided, that you shall have no
                                                --------
obligation under this indemnity provision for liabilities resulting from gross negligence or willful misconduct of any Indemnified Person. The foregoing provisions of this paragraph shall be in addition to any right that an Indemnified Person shall have at common law or otherwise. No Indemnified Person shall be responsible or liable for consequential damages which may be alleged as a result of this letter.

     The provisions of the immediately preceding two paragraphs shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this letter agreement or the commitment of First Union or Capital Markets hereunder.

     You acknowledge and agree that the services of Capital Markets as Arranger will be on an exclusive basis during the term of this letter and that, during such term, no other bank or other financial institution will be engaged or otherwise consulted or contacted by you regarding any other purposed senior bank facility for the Company or its subsidiaries.

     Except as required by applicable law, this letter and the contents hereof shall not be disclosed by you to any third party without the prior consent of First Union and Capital Markets, other than to your attorneys, financial advisors and accountants, in each case in connection with your evaluation hereof and to the extent necessary in your reasonable judgment. You acknowledge

Global Imaging Systems, Inc.
Page 4

and agree that First Union and Capital Markets may share with their respective affiliates any information relating to the Facility, the Company and its subsidiaries. You further acknowledge and agree to the disclosure by First Union and Capital Markets of information relating to the Facility to Gold Sheets and
                                                               -----------
other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications.

     This letter may be executed in counterparts which, taken together, shall constitute an original. This letter, together with the Term Sheet and the Fee Letter of even date herewith, embodies the entire agreement and understanding between First Union, Capital Markets and the Company with respect to the specific matters set forth above and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by First Union or Capital Markets to make any oral or written statements inconsistent with this letter.

     THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

     This letter may not be assigned by the Company without the prior written consent of First Union and Capital Markets.

                           [Signature Page Follows]

Global Imaging Systems, Inc.
Page 5

     If you are in agreement with the foregoing, please execute the enclosed copy of this letter and the Fee Letter no later than the close of business on April 27, 1998. This letter will become effective upon your delivery to us of executed counterparts of this letter and the Fee Letter. This Commitment Letter shall terminate if not so accepted by you prior to that time. Following acceptance by you, this Commitment Letter shall expire at 5:00 p.m. on July 15, 1998 unless the Facility is closed by such time.

                              Very truly yours,

                              FIRST UNION NATIONAL BANK

                              By: /s/ Kevin McCarthy
                                 ----------------------------------

                              Name: Kevin McCarthy
                                   --------------------------------

                              Title: V.P./Director
                                    -------------------------------

                              FIRST UNION CAPITAL MARKETS GROUP, a
                              division of Wheat First Securities, Inc.

                              By: /s/ James R. Zilisch
                                 ----------------------------------

                              Name: James R. Zilisch
                                   --------------------------------

                              Title: Vice President
                                    -------------------------------

COMMITMENT ACCEPTED AND AGREED
TO THIS 29TH DAY OF APRIL, 1998:

GLOBAL IMAGING SYSTEMS, INC.,
on behalf of itself and any other Borrowers

By: /s/ Thomas S. Johnson
   ------------------------------

Name: THOMAS S. JOHNSON
     ----------------------------

Title: PRESIDENT & CEO
      ---------------------------

                         GLOBAL IMAGING SYSTEMS, INC.
                        SUMMARY OF TERMS AND CONDITIONS
                                APRIL 22, 1998

BORROWERS:          Global Imaging Systems, Inc. (the "Company") and all present and future Material Subsidiaries (to be defined in a manner reasonably acceptable to the Administrative Agent and the Borrowers) thereof on a joint and several basis.

ADMINISTRATIVE
AGENT:              First Union National Bank ("First Union" or the
                    "Administrative Agent").

ARRANGER:           First Union Capital Markets Group, a division of Wheat First
                    Securities, Inc. (the "Arranger").

LENDERS: A syndicate of lenders (the "Lenders") arranged by the Arranger, such lenders to be reasonably satisfactory to the Company.

FACILITY:           $175,000,000 five year Revolving Credit Facility with
                    sublimits for Letters of Credit and Swingline Loans in amounts to be negotiated (the "Facility"). Letters of Credit issued under the Facility shall have a term of no more than one year (not to extend beyond the maturity date of the Facility).

MATURITY:           Five years from the closing date.

PURPOSE: To refinance certain existing indebtedness, to fund working capital and for general corporate purposes, including permitted acquisitions.

SECURITY:           The Facility shall be secured by the grant of a first
                    priority lien in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, on all tangible and intangible assets of the Borrowers, including, but not limited to, all receivables, all equipment, all inventory, all intellectual property and other general intangibles and a pledge of 100% of the capital stock, partnership interests or other ownership interests of each subsidiary of the Company that is a Borrower.

INTEREST RATE
OPTIONS:         The Borrowers' option of:

                 (1)  Base Rate Option:  The Base Rate plus an applicable margin
                      ----------------
                      as set forth in the pricing grid on Exhibit 1 hereto.
                                                          ---------

                      The Base Rate shall mean the greater of (i) the prime rate announced by the Administrative Agent or (ii) the overnight federal funds rate plus 0.5%. The Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

                 (2)  LIBOR Rate Option:  LIBOR plus an applicable margin as set
                      -----------------
                      forth in the pricing grid on Exhibit 1 hereto.
                                                   ---------

                      The LIBOR Rate Option is available for Interest Periods of 1, 2, 3 or 6 months. No more than six (6) Interest Periods may be in effect at any time.

                      LIBOR shall mean LIBOR as set forth on Telerate Page 3750 or as determined by the Administrative Agent if such information is not available. The LIBOR Rate shall be adjusted for FDIC and regulatory reserve requirements.

                      LIBOR Rate interest and all fees shall be calculated on a 360 day basis, while Base Rate interest shall be calculated on a 365/366 day basis.

LOANS UNDER THE
CREDIT FACILITY:      Borrowings may be requested upon three business days
                      notice for LIBOR Loans and same business day notice for Base Rate Loans. Notice must be given to the Agent by 11:00 a.m., Charlotte, North Carolina time, on the day on which such notice is required. The aggregate of all outstanding LIBOR Loans, Base Rate Loans, Swingline Loans and Letters of Credit will be considered usage for purposes of determining availability under the Facility.

 DEFAULT RATE:        Upon the occurrence and during the continuance of an Event of Default, at the Administrative Agent's option, (i) the Borrowers shall no longer have the option to request LIBOR
                      Rate Loans, (ii) all amounts due and payable with respect to LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and (iii) all amounts due and payable with respect to Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans.

INTEREST
PAYMENTS:           Interest on Base Rate Loans will be due and payable
                    quarterly in arrears. Interest on LIBOR Rate Loans will be due and payable at the earliest of the end of each applicable Interest Period or quarterly in arrears.

LETTER OF
CREDIT FEES:        Letter of Credit Fee: At a rate equal to the then applicable
                    --------------------
                    margin for LIBOR Rate Loans multiplied by the face amount of each Letter of Credit, payable to the Administrative Agent, for the account of the Lenders, quarterly in arrears.

                    Fronting Fee: 0.125% multiplied by the face amount of each
                    ------------
                    Letter of Credit, payable to the Administrative Agent (as Issuing Lender), for its own account, on the date such letter of credit is issued.

                    Administrative Costs: All normal costs and expenses of the
                    --------------------
                    Administrative Agent (as Issuing Lender) in connection with the issuance, transfer or other administration of the Letters of Credit.

UNUSED FEE:         At the rate set forth in the pricing grid on Exhibit 1
                                                                 ---------
                    hereto on the average daily unused portion of the Facility, payable quarterly, in arrears.

UNDERWRITING FEE:   As set forth in the Fee Letter of even date herewith among the Borrowers, the Administrative Agent and the Arranger.

ADMINISTRATIVE
AGENT'S FEE:        As set forth in the Fee Letter of even date herewith among the Borrowers, the Administrative Agent and the Arranger.

OPTIONAL
PREPAYMENTS/
COMMITMENT
REDUCTIONS:         The Borrowers may voluntarily reduce the Facility commitment in increments of $5,000,000 upon three business days notice to the Administrative Agent. Any such reduction shall be accompanied by the prepayment of any excess Loans. Base Rate
                    Loans may be prepaid at any time without penalty. LIBOR Rate
                    Loans may be prepaid at the end of the applicable Interest
                    Period without penalty. Any optional or mandatory prepayment of the LIBOR Rate Loans prior to the end of the applicable
                    Interest Period are subject to payment of any funding losses. Notwithstanding the foregoing, the Facility commitment cannot be reduced to an amount less than the amount of the then outstanding Letters of Credit.

CONDITIONS
PRECEDENT:          Customary for facilities of this nature, including, but not limited to, the following:

                    1. definitive credit documentation satisfactory to the Administrative Agent;

                    2. all governmental, shareholder, corporate and third party consents shall have been obtained;

                    3. no material adverse change including no material pending or threatened litigation, bankruptcy or other proceeding;

                    4. satisfactory review of all corporate documentation, legal compliance and other legal due diligence;

                    5. the receipt of (a) at least $85 million in net proceeds from an initial public equity offering and consummation of the related redemption and recapitalization transactions (the "Initial Public Offering") or (b) at least $75 million but less than $85 million of such net proceeds; provided that if clause (b) is applicable, the Arranger shall have the right to increase the applicable margin and underwriting fee payable with respect to the Facility to levels to be determined solely by the Arranger.

                    6. payment of all fees and expenses due to the Administrative Agent and the Administrative Agent's counsel;

                    7. repayment and termination of the existing credit facility with Jackson National Life Insurance Company (and payment of any required termination fee) and certain other existing indebtedness; and

                         8. any additional closing conditions deemed reasonably necessary by the Administrative Agent and in the context of the proposed transaction.

REPRESENTATIONS
AND WARRANTIES:          Customary for facilities of this nature, including, but
                         not limited to, corporate existence; corporate and governmental authorization; enforceability; financial information; no material adverse changes; compliance with laws and agreements (including environmental laws); compliance with ERISA; no material litigation;
                         payment of taxes; financial condition; full disclosure;
                         and any additional representations and warranties deemed reasonably necessary by the Administrative Agent and in the context of the proposed transaction.

AFFIRMATIVE
COVENANTS:               Customary for facilities of this nature, including, but
                         not limited to, receipt of financial information;
                         notification of litigation, investigations and other adverse changes; payment and performance of obligations; conduct of business; maintenance of existence; maintenance of property and insurance
                         (including hazard and business interruption coverage);
                         maintenance of records and accounts; inspection of property and books and records; compliance with laws
                         (including environmental laws); payment of taxes;
                         ERISA; Year 2000 compliance; and joinder of any future
                         Material Subsidiaries to the loan and security documents.

FINANCIAL
COVENANTS:               Financial covenants shall include, but not be limited
                         to, the following:

                         .    Maximum Total Funded Debt to Pro Forma Adjusted
                              -----------------------------------------------
                              EBITDA Ratio: The Borrowers shall not permit the
                              ------------
                              ratio of (a) Total Funded Debt as of any fiscal quarter end to (b) Pro Forma Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on such date to be greater 4.50 to 1.00 on the closing date of the Facility (with stepdowns to be determined).

                         .    Maximum Senior Funded Debt to Pro Forma Adjusted
                              ------------------------------------------------
                              EBITDA Ratio: The Borrowers shall not permit the
                              ------------
                              ratio of (a) Senior Funded Debt as of any fiscal quarter end to (b) Pro Forma Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on such date to be

[***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.***]

                         greater than 3.75 to 1.00 on the closing date of the Facility (with stepdowns to the determined).

                    .    Fixed Charge Coverage Ratio: The Borrowers shall not
                         ---------------------------
                         permit the ratio of (a) Pro Forma Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending as of any fiscal quarter end to (b) Fixed Charges for such period of four (4) consecutive fiscal quarters to be less than a ratio to be determined (such determination to be reasonably acceptable to the Administrative Agent and the Borrowers).

                    .    Maximum Funded Debt to Capitalization Ratio: The
                         -------------------------------------------
                         Borrowers shall not permit the ratio of (a) Total Funded Debt as of any fiscal quarter end to (b) Total Capitalization as of such date to be greater than a ratio to be determined (such determination to be reasonably acceptable to the Administrative Agent and the Borrowers).

                    As used herein, Pro Forma Adjusted EBITDA shall mean the trailing four (4) fiscal quarter consolidated EBITDA for the Borrower and its subsidiaries calculated on a pro forma basis to include the EBITDA of any Permitted Acquisition for the same four (4) fiscal quarter period. The EBITDA of acquired companies may be adjusted in a manner satisfactory to the Administrative Agent to reflect any non-recurring or extraordinary administrative expenses incurred prior to the acquisition.

                    As used herein, Fixed Charges shall mean, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Borrowers and their subsidiaries in accordance with generally accepted accounting principles: (a) all principal and cash interest payments, (b) maintenance capital expenditures and (c) cash taxes.

NEGATIVE
COVENANTS:          Customary for facilities of this nature, including, but not limited to, restrictions and limitations on indebtedness
                    [**] of the Company on terms and conditions satisfactory to the Administrative Agent and Required Lenders); liens;
                    contingent obligations; changes in business; mergers; sales of assets; dividends and restricted payments; loans and investments; transactions with affiliates; sale and leaseback transactions; optional prepayment of and material amendments to indebtedness; restrictive agreements; changes in fiscal year or accounting method; and other negative covenants deemed reasonably necessary by the Administrative Agent in the context of the proposed transaction.

PERMITTED
ACQUISITIONS:       Acquisitions of entities or net assets in the same or
                    similar lines of business shall be permitted subject to no default, joinder of acquired entities to the loan and securities documents and delivery of required information and documentation. The Borrowers must obtain the approval of the Required Lenders for any single acquisition with a cash purchase price in excess of $15 million and an aggregate purchase price in excess of $40 million.

EVENTS OF
DEFAULT: Customary for facilities of this nature, including, but not limited to, failure to pay any interest, principal or fees under the Facility when due; failure to perform any covenant or agreement; invalidity of any loan documents, subordination provisions or security interests; inaccurate or false representation or warranties; cross default; insolvency or bankruptcy; ERISA; judgment defaults; change in control; and any other events of default deemed reasonably necessary by the Administrative Agent in the context of the proposed transaction.

ASSIGNMENTS &
PARTICIPATIONS:     Assignments shall be permitted in minimum amounts of
                    $5,000,000 subject to the consent of the Administrative
                    Agent and subject (so long as no default or event of default has occurred and is continuing) to consent of the Borrowers, such consents not to be unreasonably withheld or delayed.
                    Participations shall be permitted in minimum amounts of $5,000,000.

INCREASED COSTS/
CHANGE OF
CIRCUMSTANCES:      Provisions customary in facilities of this type protecting the Lenders in the event of unavailability of funding, illegality, capital adequacy requirements, increased costs, withholding taxes and funding losses.

REQUIRED
LENDERS: On any date of determination, those Lenders who collectively hold at least 51% of outstandings, or if no outstandings, those Lenders who collectively hold at least 51% of the aggregate commitment of the Lenders.

WAIVER OF
JURY TRIAL,
GOVERNING LAW:      Waiver of jury trial, submission to jurisdiction and
                    mandatory binding arbitration in Charlotte, North Carolina.
                    North Carolina law (without reference to choice of law provisions) to govern.

COUNSEL TO
ARRANGER AND
ADMINISTRATIVE
AGENT:              Kennedy Covington Lobdell & Hickman, L.L.P.

MISCELLANEOUS:      This summary of terms and conditions is intended as an
                    outline only and does not constitute a commitment to lend nor purport to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive credit documentation for the Facility contemplated hereby.

                                   EXHIBIT 1
                                      TO
                         GLOBAL IMAGING SYSTEMS, INC.
                        SUMMARY OF TERMS AND CONDITIONS

                APPLICABLE MARGIN AND COMMITMENT FEE PERCENTAGE
                -----------------------------------------------

-------------------------------------------------------------------------------------------
        Ratio of Total Funded                                                   Commitment
          Debt to EBITDA                            LIBOR +     Base Rate +        Fee
-------------------------------------------------------------------------------------------
greater than or equal to 3.50                       1.500%        0.500%         0.275%
-------------------------------------------------------------------------------------------
greater than or equal to 3.00 but less than 3.50    1.250%        0.250%         0.275%
-------------------------------------------------------------------------------------------
greater than or equal to 2.50 but less than 3.00    1.000%        0.000%         0.250%
-------------------------------------------------------------------------------------------
greater than or equal to 1.50 but less than 2.50    0.750%        0.000%         0.250%
-------------------------------------------------------------------------------------------
         less than 1.50                             0.625%        0.000%         0.225%
-------------------------------------------------------------------------------------------

The applicable margin and the commitment fee percentage shall be determined by reference to the ratio of Total Funded Debt to Pro Forma Adjusted EBITDA as of the end of each fiscal quarter and as of the closing date of any Permitted Acquisition.